Exhibit 15.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-135116 as amended, 333-125978, 333-122785, 333-107160, 333-100472, 333-81524, 333-13102, 333-07636, 033-35332, 033-04813 and 333-151490) of Telefonaktiebolaget LM Ericsson of our report dated June 19, 2008, relating to the financial statements of Sony Ericsson Mobile Communications AB, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

April 28, 2009